Exhibit (a)(1)(iv)

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares of

PRINCETON EVEREST FUND

Tendered Pursuant to the Offer to Purchase

Dated June 20, 2025

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY ULTIMUS FUND SOLUTIONS, LLC BY THE END OF THE DAY ON July 18, 2025, AT 12:00 MIDNIGHT, EASTERN TIME, UNLESS THE OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Mail To:

Princeton Everest Fund

c/o Ultimus Fund Solutions, LLC

PO Box 541150

Omaha, NE 68154

For additional information:

Phone: 855.924.2454

You are responsible for confirming that this Notice is received by Ultimus Fund Solutions, LLC. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

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PRINCETON EVEREST FUND

Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Shareholder Signature

Name of Shareholder:
Signature:		Day	Month	Year
(Signature of Authorized Signatory)

(Title/Capacity of Authorized Signatory, if entity shareholder)
(If two signatures are required, both must sign)
Signature:		Day	Month	Year
(Signature of Authorized Signatory)

(Title/Capacity of Authorized Signatory, if entity shareholder)

Medallion Signature Guarantee

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Custodian Signature (for custodial accounts)

Name of Custodian:
Signature:		Day	Month	Year
(Signature of Authorized Signatory)

(Title/Capacity of Authorized Signatory)

Medallion Signature Guarantee

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